UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 2019

GLOBAL CLEAN ENERGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627		87-0407858
(Commission File Number)		(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California		90505
(Address of Principal Executive Offices)		(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01ENTRY INTO A MATERIAL AGREEMENT.

The business plan and goal of Global Clean Energy Holdings, Inc. (the “Company”) has been to develop ultra-low carbon, non-food based low cost feedstocks for the production of renewable fuels and to vertically integrate these feedstocks into renewable fuels refinery capacity.  In order to effect its business plan, the Company has (i) continued the expansion of its patented intellectual property in plant sciences for novel feedstocks, (ii) entered into an agreement to acquire a refinery that is capable of being modified to produce renewable diesel as a drop-in replacement for ultra-low sulfur diesel, and possibly also renewable jet fuel, and (iii) entered into an agreement with a major multinational oil company to purchase refined renewable diesel produced from that refinery.

Offtake Agreement.

On April 10, 2019, GCE Holdings Acquisitions, LLC (“GCE”), a wholly-owned subsidiary of the
Company, entered into a Product Offtake Agreement (the “Offtake Agreement”) with a major multinational oil and gas company (the “Offtake Partner”). Under the Offtake Agreement, subject to the various conditions specified in that agreement, the Offtake Partner has committed to purchase from GCE 85 million gallons of renewable diesel fuel each year, with an option exercisable by the Offtake Partner to increase the purchase commitment by an additional 20 million gallons per year. The parties’ obligations under the Offtake Agreement are conditioned upon, among other things, GCE acquiring a refinery that is capable of being modified to produce the required quality and quantities of renewable diesel, and to have that refinery operational by August 31, 2021. The initial term of the Offtake Agreement is for a five-year period that starts on the date that GCE commences production at the refinery

Agreement to Purchase a Refinery.

On April 29, 2019, GCE entered into an agreement (the “Purchase Agreement”) to purchase a crude oil refinery for the purchase price of $20,000,000 (the “Purchase Price”).  The closing of the transaction is scheduled to occur upon the satisfaction of various closing conditions, provided the closing occurs no later than August 29, 2019, unless extended by the parties.

The Purchase Agreement provides that the consummation of the transaction is subject to the completion of various customary conditions, including, among others (1) absence of any law or order prohibiting the consummation of the transaction (2) the accuracy of the representations and warranties of the parties as of the closing date, (3) the performance of various covenants and agreements of the parties through the closing date, (4) the execution of certain ancillary documents, and (5) other customary closing conditions.

GCE plans to repurpose the existing and permitted equipment and infrastructure of the refinery, and to add additional equipment necessary to enable the refinery to produce renewable diesel from various feedstocks, including camelina oil.  GCE’s plan is to use the Company’s purpose grown camelina varieties that the Company has patented as a primary feedstock for the refinery.

GCE will have to obtain debt and/or equity financing to fund the Purchase Price, the cost of repurposing the refinery (including the material construction, equipment and the other capital improvement costs), and for general working capital needs until the refinery becomes operational.  GCE identified and has been working with various debt and equity financing sources but has not yet entered into any final binding agreements for such financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:April 30, 2019	GLOBAL CLEAN ENERGY HOLDINGS, INC. By:/s/ RICHARD PALMER Richard Palmer, President and Chief Executive Officer